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                                                                    EXHIBIT 11.1

                     NORRELL CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
         (Dollars and shares in thousands, except per share amounts)


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
                                                          Three Months Ended            Twelve Months Ended
                                                       -------------------------    -------------------------
                                                       October 27,   October 29,    October 27,   October 29,
                                                          1996          1995           1996          1995
                                                          ----          ----           ----          ----
INCOME AVAILABLE TO COMMON SHARES
PRIMARY:
   Income from continuing operations                    $  7,275      $  4,839       $ 25,257      $ 17,326
   Loss from discontinued operations                         -             -              -            (348)
                                                        --------      --------       --------      --------
  Net income applicable to common stock                 $  7,275      $  4,839       $ 25,257      $ 16,978
                                                        ========      ========       ========      ========


WEIGHTED AVERAGE SHARES
PRIMARY:
   Common shares                                          23,540        23,162         23,408        23,040
   Common share equivalents applicable to stock options    2,280         1,402          1,936         1,317
                                                        --------      --------       --------      --------
     Total                                                25,820        24,564         25,344        24,357
                                                        ========      ========       ========      ========


EARNINGS PER SHARE                                                                                   24,357
PRIMARY:
   Income from continuing operations                    $   0.28      $   0.20       $   1.00      $   0.71
   Loss from discontinued operations                         -             -              -           (0.01)
                                                        --------      --------       --------      --------
   Net income applicable to common stock                $   0.28      $   0.20       $   1.00      $   0.70
                                                        ========      ========       ========      ========
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